UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2011

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction

of Incorporation)

0-18607	41-1443470
(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North Suite 1000
Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Arctic Cat Inc. (the “Company”) was held on August 3, 2011. The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1—The shareholders elected each of the nominees to the Board of Directors for a three-year term.

	For	Withheld	Broker Non-Vote
Kenneth J. Roering	9,982,434	411,555	969,941

Tony J. Christianson	9,021,872	1,372,117	969,941

D. Christian Koch	10,032,555	361,434	969,941

Proposal No. 2—The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

For	17,155,265

Against	306,877

Abstain	3,788

Broker Non-Vote	N/A

Proposal No. 3—The shareholders adopted the non-binding resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2011 Proxy Statement.

For	16,130,617

Against	259,956

Abstain	105,416

Broker Non-Vote	969,941

Proposal No. 4—The shareholders cast non-binding votes to determine the frequency (whether annual, biennial or triennial) with which the shareholders shall be entitled to have a future advisory vote on the executive compensation of the Company. A plurality of shareholders favored a triennial advisory vote on the Company’s executive compensation. Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results, the Company has determined to hold an advisory vote on executive compensation every three years.

1 Year	7,740,707

2 Years	192,361

3 Years	8,499,717

Abstain	63,204

Broker Non-Vote	969,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARCTIC CAT INC.

By	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore,
Chief Financial Officer

Dated: August 8, 2011